                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                                BROOKTROUT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                BROOKTROUT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 9, 2002

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Brooktrout, Inc. (the "Company") will be held on Thursday, May 9, 2002 at 9:30 a.m., local time, at the Company's corporate headquarters, 250 First Avenue, Needham, Massachusetts 02494 for the following purposes:

          1. To elect two Class I directors, each to serve for a three-year term until the 2005 annual meeting of stockholders and until his successor is duly elected and qualified;

          2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

          3. To consider and act upon any other matters that may properly be brought before the annual meeting and any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

     The Board of Directors has fixed the close of business on March 15, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, at the close of business on that date will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

     If you are voting by mail, you are requested to complete and sign the enclosed proxy card that is solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. If you would like to vote electronically via the Internet or by telephone, please follow the instructions on the proxy card. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

     A copy of our Annual Report to stockholders for the fiscal year ended December 31, 2001 is being mailed to you with this notice and proxy statement.

                                          By Order of the Board of Directors,

                                          DAVID W. DUEHREN
                                          Clerk

Needham, Massachusetts
March 25, 2002

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. IF YOU SUBSEQUENTLY WISH TO VOTE YOUR SHARES IN PERSON AT THE MEETING, YOUR EARLIER VOTED PROXY MAY BE REVOKED.

                                BROOKTROUT, INC.
                                250 FIRST AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                                 (781) 449-4100


                                ---------------

                                PROXY STATEMENT

                                ---------------


                      2002 ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, MAY 9, 2002


                                                                  March 25, 2002

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brooktrout, Inc. ("Brooktrout" or the "Company") from stockholders of the outstanding shares of common stock of the Company for use at the 2002 annual meeting of stockholders of the Company to be held on Thursday, May 9, 2002, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting.

     This proxy statement, the accompanying notice of annual meeting and the proxy card are first being sent to stockholders on or about April 3, 2002. The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. As of the record date, there were 12,206,967 shares of common stock outstanding and entitled to vote at the annual meeting. Holders of common stock outstanding as of the close of business on the record date will be entitled to one vote for each share held.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. Shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the annual meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting. With respect to the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the 2002 fiscal year, the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting is required to approve this proposal. Thus, abstentions will have the effect of a vote against the proposal while a broker nonvote will have no effect on the outcome. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders. Votes for the election of directors may only be cast in favor of or withheld from each nominee, and votes that are withheld will be excluded entirely from the vote and will have no effect.

     YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. SHARES REPRESENTED BY A PROPERLY EXECUTED OR SUBMITTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED IN THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR:

(i) THE ELECTION OF DAVID L. CHAPMAN AND DAVID W. DUEHREN AS CLASS I DIRECTORS OF THE COMPANY; AND (ii) THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     You may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the annual meeting. Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2001, is being mailed to stockholders concurrently with this proxy statement, but does not constitute a part hereof.

                        ELECTION OF A CLASS OF DIRECTORS

                           (ITEM 1 OF THE PROXY CARD)

     Effective as of May 9, 2002, the Board of Directors of the Company will comprise five members, divided into three classes. The directors in each class serve for a term of three years and until each of their successors is duly elected and qualified. At each annual meeting of stockholders, each successor to the class of directors whose term expires at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of his election and the election and qualification of his successor.

     At the annual meeting, two Class I directors will be elected to serve until the 2005 annual meeting of stockholders and until his successor is duly elected and qualified. The Board of Directors has nominated David L. Chapman and David
W. Duehren to serve as Class I directors. Both Mr. Chapman and Mr. Duehren are currently serving as directors of the Company. The Board of Directors anticipates that both Mr. Chapman and Mr. Duehren will serve, if elected, as Class I directors. However, if either one of them is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     The election of the two Class I directors shall be determined by a plurality of the votes of shares of common stock cast in person or by proxy at the annual meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DAVID L. CHAPMAN
                   AND DAVID W. DUEHREN AS CLASS I DIRECTORS.

INFORMATION REGARDING DIRECTORS

     The following table sets forth certain information with respect to the nominees of the Board of Directors for election at the annual meeting and those continuing directors of the Company whose terms expire at the annual meetings of stockholders in 2003 and 2004, based on information furnished to the Company by each director as of January 31, 2002.

                     NAME AND PRINCIPAL                               DIRECTOR
               OCCUPATION FOR PAST FIVE YEARS                  AGE     SINCE
               ------------------------------                  ----   --------

CLASS I NOMINEES FOR ELECTION AT 2002 ANNUAL MEETING -- TERM
  TO EXPIRE IN 2005

David L. Chapman............................................     67       1992
  President and Chief Executive Officer of NorthPoint
  Software Ventures, Inc. since February 1992; General
  Partner and Executive Vice President of Landmark Ventures,
  Inc. from March 1990 to February 1992; director of various privately held high technology companies.

David W. Duehren............................................     44       1984
  Vice President of Research and Development, Clerk and a
  Director of Brooktrout since the Company's inception in 1984.

CLASS II CONTINUING DIRECTOR -- TERM TO EXPIRE IN 2003

W. Brooke Tunstall..........................................     80       1990
  President of Brooke Tunstall Associates since January
  1985; Senior Advisor to Mercer Management Consulting, a subsidiary of Marsh and McLennan, Inc., from November 1987 to January 1994.

CLASS III CONTINUING DIRECTORS  -- TERM TO EXPIRE IN 2004

Eric R. Giler...............................................     46       1984
  President and a Director of Brooktrout since the Company's inception in 1984; director of Netegrity, Inc.; director of the Massachusetts Telecommunications Council; and a director of various privately held high technology companies.

Robert G. Barrett...........................................     57       1990
  Chairman of Personic, Inc.; general partner of Veracity
  Capital Partners from 2001 to 2002; General Partner of
  Battery Ventures, L.P from 1983 to 2001; director of
  Corillian Corporation; director of Peerless Systems
  Corporation; and a director of various privately held high technology companies.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Board of Directors. The Board of Directors of the Company held four meetings during fiscal 2001. During fiscal 2001, each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member.

     Audit Committee. The members of the Audit Committee are Messrs. Barrett, Chapman and Tunstall. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. During fiscal 2001, the Audit Committee held five meetings. The Board of Directors has adopted an Audit Committee Charter, which it reviews on an annual basis.

     Compensation Committee. The members of the Compensation Committee are Messrs. Barrett, Chapman and Giler. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the officers of the Company, other than the President, and reviews general policy matters relating to compensation and benefits of employees of the Company. During fiscal 2001, the Compensation Committee held two meetings. The non-employee directors who are members of the Compensation Committee, Messrs. Barrett and Chapman, review and recommend the compensation of the President and administer the Company's stock option plans and the stock purchase plan.

     The Board of Directors selects nominees for election as directors of the Company. The Board of Directors will consider a nominee recommended by a stockholder for election to the Board of Directors if such recommendation is presented on a timely basis in accordance with, and if accompanied by the information required by, the Company's Amended and Restated By-Laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

     Directors of the Company who are also employees receive no additional compensation for their services as directors. Each non-employee director receives an annual director's fee of $10,000. Each non-employee director also receives $1,250 in connection with each Board of Directors or committee meeting attended. Non-employee directors are also eligible to receive stock options under the Company's stock option plans.

OWNERSHIP OF EQUITY SECURITIES

     The following table shows the beneficial ownership of common stock as of January 31, 2002, (i) of each director and nominee for director, the President and the four other most highly compensated executive officers of the Company who earned in excess of $100,000 during fiscal 2001 (the President and such executive officers are herein referred to as the "Named Executives"), (ii) of all directors and current executive officers of the Company, as a group, and
(iii) of any person, including any group of persons, who beneficially owns five percent or more of the outstanding common stock of the Company.

                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL
                                                      OWNERSHIP OF       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER*                COMMON STOCK(1)     OF CLASS
-------------------------------------               -----------------    --------
FMR Corp.(2)......................................      1,242,600          10.2%
Kennedy Capital Management, Inc. (3)..............        928,850           7.6%
Robert G. Barrett.................................         42,408(4)         **
David L. Chapman..................................         32,867(5)         **
David W. Duehren..................................        556,299(6)        4.6%
Eric R. Giler.....................................        632,145(7)        5.2%
W. Brooke Tunstall................................         51,188(8)         **
Robert C. Leahy...................................        297,412(9)        2.4%
John W. Ison......................................         56,555(10)        **
R. Andrew O'Brien.................................        257,055(11)       2.1%
All directors and current executive officers
  as a group (10 persons).........................      2,198,841(12)      18.0%

---------------
 * Except as otherwise indicated, the address of each beneficial owner is: c/o Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494.

** Less than 1%.

 (1) Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. The amounts set forth as beneficially owned include shares of common stock that such persons had the right to acquire within 60 days of January 31, 2002, pursuant to stock options.

 (2) Information regarding the number of shares of common stock beneficially owned by FMR Corp. is based on the most recent Schedule 13G of FMR Corp. received by the Company, which reported such ownership as of December 31, 2001. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

 (3) Information regarding the number of shares of common stock beneficially owned by Kennedy Capital Management, Inc. is based on the most recent
     Schedule 13G of Kennedy Capital Management received by the Company, which reported such ownership as of December 31, 2001. The address of Kennedy Capital Management is 10829 Olive Boulevard, St. Louis, MO 63141.

 (4) Includes 32,658 shares subject to options exercisable within 60 days.

 (5) Includes 32,813 shares subject to options exercisable within 60 days.

 (6) Includes 74,225 shares subject to options exercisable within 60 days.

 (7) Includes 76,875 shares subject to options exercisable within 60 days, 212,092 shares held jointly with Mr. Giler's wife, and 675 shares held by Mr. Giler's minor children as to which 675 shares Mr. Giler disclaims beneficial ownership.

 (8) Includes 44,063 shares subject to options exercisable within 60 days and 1,125 shares held by Mr. Tunstall's wife, as to which 1,125 shares Mr. Tunstall disclaims beneficial ownership.

 (9) Includes 94,232 shares subject to options exercisable within 60 days.

(10) Includes 52,500 shares subject to options exercisable within 60 days.

(11) Includes 114,670 shares subject to options exercisable within 60 days and 705 shares held jointly with Mr. O'Brien's wife.

(12) Includes the information set forth in notes 4-11 above and an aggregate of 607,965 shares subject to options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Exchange Act requires that the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of common stock, file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. ("Nasdaq"). Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) of the Exchange Act during fiscal 2001 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2001, no officer, director or person who owns more than 10% of the Company's outstanding shares of common stock failed to file such reports on a timely basis.

EXECUTIVE COMPENSATION

     Summary of Compensation in Fiscal 2001. The following table sets forth information for the fiscal years ended December 1999, 2000 and 2001 concerning compensation for services in all capacities awarded to, earned by or paid to the Named Executives during such years.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                          ANNUAL COMPENSATION         SECURITIES
                                      ----------------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(1)
---------------------------           ----    ---------   --------   ------------   ------------------
Eric R. Giler.......................  2001    $350,000    $129,975      90,000            $2,550
  President                           2000     350,000     265,165          --             2,950
                                      1999     320,000     515,000      45,000             2,400

David W. Duehren....................  2001     202,000      58,050      35,000             2,500
  Vice President of Research and      2000     202,000     116,512          --             2,916
  Development, and Clerk              1999     187,000     187,000      20,000             2,400

Robert C. Leahy.....................  2001     233,000      79,250      65,000             2,550
  Vice President of Finance and       2000     233,000     152,671          --             2,950
  Operations, and Treasurer           1999     215,000     305,000      30,000             2,400

John W. Ison........................  2001     210,000      69,263      65,000             2,550
  Vice President and General          2000     180,000      85,823          --             2,908
  Manager, Enterprise Markets Group   1999(2)   93,333      98,651      50,000                --

R. Andrew O'Brien...................  2001     210,000      78,725      65,000             2,550
  Vice President and General          2000     210,000     132,582          --             2,950
  Manager, New Public Networks Group  1999     195,000     210,000      30,000             2,400

---------------

(1) The Company's matching contributions pursuant to the Company's 401(k) plan. All amounts reflected for the 2000 plan year include an additional two months of matching contributions in connection with the Company's conversion of its 401(k) plan to a calendar year plan in late 1999.

(2) Mr. Ison's employment with the Company commenced April 1999.

     Stock Options Granted in Fiscal 2001. In 1992, the Company implemented the Stock Incentive Plan pursuant to which options to purchase common stock may be granted to non-employee directors, officers and other key employees of the Company. The following table sets forth the stock options granted under the Stock Incentive Plan during fiscal 2001 to the Named Executives.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                       INDIVIDUAL GRANTS
                              -------------------------------------------------------------------
                                             PERCENT OF
                               NUMBER OF       TOTAL
                                SHARES        OPTIONS
                              UNDERLYING     GRANTED TO    EXERCISE OR                GRANT DATE
                                OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
NAME                          GRANTED(#)    FISCAL YEAR     ($/SHARE)       DATE      VALUE($)(1)
----                          -----------   ------------   -----------   ----------   -----------
Eric R. Giler...............    90,000          7.0%          $6.94      1/11/2011     $364,500
David W. Duehren............    35,000          2.7%          $6.94      1/11/2011      141,750
Robert C. Leahy.............    65,000          5.0%          $6.94      1/11/2011      263,250
John W. Ison................    65,000          5.0%          $6.94      1/11/2011      263,250
R. Andrew O'Brien...........    65,000          5.0%          $6.94      1/11/2011      263,250

---------------
(1) The estimated grant date value reflected is determined using the Black-Scholes option pricing model. The material assumptions and adjustments incorporated in the Black-Scholes option pricing model in estimating the value of the options reflected above include (i) an exercise price as indicated in the table above; (ii) options are exercised at the end of a 4.4 year period; (iii) a 4.8% risk-free interest rate, representing the interest rate on U.S. Treasury securities with maturity dates of five years, as of the date of grant; and (iv) volatility of approximately 95% calculated using daily stock prices from October 1992 to the date of grant. The ultimate value of the options will depend on the future market price of the common stock, which cannot be forecast with reasonable accuracy. The actual value an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock on the date the option is exercised over the exercise price.

     Aggregated Stock Option Exercises in Fiscal 2001 and Stock Option
Values. The following table contains information concerning the exercise of options to purchase common stock during fiscal 2001 by each of the Named Executives and the number and value of unexercised stock options held by the Named Executives, as of December 31, 2001. On December 31, 2001, the last trading day in fiscal 2001, the closing price of the common stock on the Nasdaq National Market was $6.50 per share.

             AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL
                          YEAR-END 2001 OPTION VALUES

                                                                  NUMBER OF
                                                                  SECURITIES            VALUE OF
                                                                  UNDERLYING          UNEXERCISED
                                                                 UNEXERCISED          IN-THE-MONEY
                                                              OPTIONS AT FISCAL    OPTIONS AT FISCAL
                               SHARES                            YEAR-END(#)          YEAR-END($)
                             ACQUIRED ON        VALUE            EXERCISABLE/         EXERCISABLE/
NAME                         EXERCISE(#)    REALIZED($)(1)      UNEXERCISABLE       UNEXERCISABLE(2)
----                         -----------    --------------    ------------------   ------------------
Eric R. Giler.............          0          $     0          54,375/78,750          $    0/$0
David W. Duehren..........          0          $     0          65,475/31,250          $5,370/$0
Robert C. Leahy...........     14,950          $93,288          77,982/56,250          $5,371/$0
John W. Ison..............          0          $     0          36,250/78,750          $    0/$0
R. Andrew O'Brien.........          0          $     0          98,420/56,250          $5,371/$0

---------------
(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the Named Executive exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) Market value of underlying common stock based on the closing price of $6.50 on December 31, 2001 minus the exercise price of the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Robert G. Barrett, David L. Chapman and Eric R. Giler. Mr. Giler is the President of the Company. Mr. Giler does not participate in actions or consideration by the Compensation Committee with respect to his own compensation, and is not a part of the Compensation Committee (comprised of the other members of the Compensation Committee) that administers the Company's stock option plans and the stock purchase plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's executive compensation philosophy (which is intended to apply to all senior management, including Mr. Giler) is to provide a balanced compensation package while recognizing the Company's particular needs. The Compensation Committee seeks to establish competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, and assist the Company in attracting and retaining qualified management. With this philosophy in mind, the Company has developed and implemented compensation policies, plans and programs that seek to closely align the financial interests of senior management of the Company with those of the stockholders of the Company and to provide management additional incentive to enhance the sales growth and profitability of the Company, and, thus, stockholder value.

     Members of senior management of the Company are being compensated substantially in accordance with the terms of the Management Compensation Plan (the "Compensation Plan"), which was established in 1991 and has been updated annually thereafter. The three components of the Compensation Plan are base salary, cash bonuses and incentive stock awards.

     Base Salary. The Company sets base salary levels for senior management each year based on a number of factors, including the status of the competitive marketplace for such positions (including a comparison of base salaries for comparable positions at comparable companies within the Company's industry), the responsibilities of the position, the experience, and the knowledge and the value of the individual. Base salary comparisons are based on a number of industry compensation surveys that are available to the Compensation Committee. Companies included in these surveys include a number of companies that are included in the published industry index shown in the performance comparison on page 12, but also include some companies that are private or are traded in markets other than the Nasdaq National Market. The Compensation Committee selected the surveys used in the base salary comparison on the basis of availability and general comparability of the included companies to the Company. The Compensation Committee has attempted to fix base salaries on a basis generally in line with base salary levels for comparable companies.

     Variable Compensation -- Cash Bonuses. The Compensation Plan establishes criteria for awarding cash bonuses to the Company's executive officers based on a percentage of each such officer's base salary and consists of up to three components, weighted differently for different executives: the achievement of Company sales goals, Company stock price appreciation and departmental/organizational goals (collectively, the "Bonus Goals"). The Compensation Plan bonus levels for 2001 were established by the Compensation Committee at levels that would make available bonuses a significant part of the total compensation package if Bonus Goals were met, in order that the cash bonus component may act as a substantial performance incentive. The departmental/ organizational goal components of the cash bonuses are paid on a semi-annual basis. The sales component of the cash bonuses is proportionally accrued upon achievement of 80% of such goals and is paid quarterly. The stock appreciation component of the cash bonuses is paid quarterly. An additional bonus (based on a percentage of the available bonus) is paid for each percentage point by which sales exceed 100% of the Bonus Goals.

     Incentive Stock. During each fiscal year, the non-employee directors who are members of the Compensation Committee may consider granting senior executives of the Company awards under the Company's stock option plans. Such awards are based on various factors, including both corporate and individual performance during the preceding year and incentives to reach certain goals during future years. In fiscal 2001, the Compensation Committee awarded certain stock options to Eric R. Giler, David W. Duehren, Robert C. Leahy, John W. Ison and R. Andrew O'Brien, which options have an exercise price equal to $6.94 per share, the closing price of the common stock as reported by Nasdaq on January 11, 2001, the date of grant. The vesting of these shares will occur equally over a three-year period beginning on the date of the grant.

     The non-employee directors who are members of the Compensation Committee also administer the Company's stock purchase plan. During fiscal 2001, John W. Ison was the only Named Executive who purchased common stock under the stock purchase plan.

     Compensation of the President. The Compensation Committee (without the participation of Mr. Giler) determined the compensation of Mr. Giler, the President of the Company, for fiscal 2001 substantially in accordance with the Compensation Plan, which is more particularly described in the foregoing section of this report. Mr. Giler's base salary was fixed at a level designed to be comparable to the salary of the presidents at similarly situated companies. The cash bonus available to be paid to Mr. Giler under the Compensation Plan was based upon and determined by Company sales goals, Company stock price appreciation and organizational goals, and consideration of the actual financial performance of the Company relative to the Compensation Plan and to historical performance in accordance with the rules and procedures described above.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder places a limit on the tax deduction for compensation in excess of $1,000,000 paid to certain "covered employees" of a publicly held corporation (generally the corporation's chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's executive officers with appropriate rewards for their performance. The Company did not pay any compensation during 2001 that would be subject to Section 162(m).

                                          Compensation Committee

                                          Robert G. Barrett
                                          David L. Chapman
                                          Eric R. Giler

REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq National Market, has furnished the following report:

     The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The roles and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal 2001, the Audit Committee took the following actions:

        - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and Deloitte & Touche LLP, the Company's independent auditors;

        - Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit (which requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit); and

        - Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Robert G. Barrett
                                          David L. Chapman
                                          W. Brooke Tunstall

CERTAIN RELATIONSHIPS

     The Board of Directors of the Company believes that ownership of the Company's common stock by executive officers of the Company aligns the interests of such officers with the interests of the stockholders of the Company. To further such goal of aligning the interests of such officers with the interests of the stockholders of the Company, the Board of Directors on March 3, 2000 approved, and the Company instituted, a loan program. Pursuant to this loan program, the Company may lend amounts to or on behalf of certain of the Company's executive officers (a "Loan") to finance an executive officer's payment of the exercise price of one or more stock options to purchase shares of common stock granted to such officer under the Company's stock option plans. In March 2000, the Company made Loans to Messrs. Giler, Duehren, Leahy, and O'Brien under this loan program.

     In connection with the Loans, each executive officer that receives a Loan must execute a Nonrecourse Promissory Note and Security Agreement (the "Promissory Note") related to each Loan made by the Company. The Promissory Note does not bear interest and becomes due and payable in full no later than the expiration of the remaining term of the option. The Promissory Note provides for automatic repayment upon the sale of the common stock that is the subject of a Loan or within 90 days following the termination of the executive officer's employment with the Company. Pursuant to the Promissory Note, the shares of common stock that are the subject of a Loan serve as collateral (the "Collateral Stock") for the Promissory Note until such time as the Promissory Note has been paid in full.

     In 2000, Mr. Giler received a Loan in the principal amount of approximately $3,470,357 to purchase 255,143 shares of the Company's common stock, of which the entire amount was outstanding as of December 31, 2001. In 2000, Mr. Duehren received a Loan in the principal amount of approximately $2,000,553 to purchase 130,315 shares of the Company's common stock, of which the entire amount was outstanding as of December 31, 2001. In 2000, Mr. Leahy received a Loan in the principal amount of approximately $2,127,716 to purchase 148,268 shares of the Company's common stock, of which the entire amount was outstanding as of December 31, 2001. In 2000, Mr. O'Brien received a Loan in the principal amount of approximately $2,180,880 to purchase 156,680 shares of the Company's common stock, of which amount $2,104,920 was outstanding as of December 31, 2001.

COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its common stock with the cumulative total shareholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. The chart below compares the annual percentage change in the Company's cumulative total stockholder return on its common stock with the cumulative total return of (i) the Nasdaq Total Return Index (the "Nasdaq Index") and (ii) the Nasdaq Computer & Data Processing Services Stocks Total Return Index (the "Nasdaq Computer Index"). The total return for each of the Nasdaq Index and the Nasdaq Computer Index assumes the reinvestment of dividends. The Company has never declared or paid a dividend; therefore, no dividends are included in the representation of the Company's performance. This chart assumes an investment of $100 on December 31, 1996 in each of the common stock, the stocks comprising the Nasdaq Index and the stocks comprising the Nasdaq Computer Index. The Nasdaq Index tracks the aggregate price performance of all domestic equity securities traded on the Nasdaq National Market and the Nasdaq SmallCap Market. The Company's common stock is traded on the Nasdaq National Market under the symbol "BRKT." Information used on the chart was obtained from the Center for Research in Security Prices and the Nasdaq, sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                           [Stock Performance Graph]


--------------------------------------------------------------------------------
                                                                     Nasdaq
                        Brooktrout, Inc.      Nasdaq Index       Computer Index
--------------------------------------------------------------------------------
 12/31/96...............    100.00             100.00              100.00
 12/31/97...............    41.00              122.00              123.00
 12/31/98...............    61.00              173.00              219.00
 12/31/99...............    66.00              321.00              482.00
 12/29/00...............    34.00              193.00              222.00
 12/31/01...............    23.00              153.00              179.00
--------------------------------------------------------------------------------

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                           (ITEM 2 OF THE PROXY CARD)

     The Board of Directors has selected, subject to ratification by the stockholders of the Company at the annual meeting, the firm of Deloitte & Touche LLP to serve as the independent auditors for the Company for the fiscal year ending December 31, 2002. Deloitte & Touche LLP has served as the Company's independent auditors since 1984. A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

     Audit Fees. The Company incurred audit fees totaling approximately $195,000 in connection with Deloitte & Touche LLP's audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for Deloitte & Touche LLP's review of the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2001.

     Financial Information Systems Design and Implementation Fees. During the Company's fiscal year ended December 31, 2001, Deloitte & Touche LLP did not provide any information systems design or related technology services to the Company.

     All Other Fees. During the Company's fiscal year ended December 31, 2001, the Company incurred approximately $465,100 in connection with (i) domestic and international tax planning and compliance services, (ii) accounting consultation and services, and (iii) other consulting services rendered by Deloitte & Touche LLP.

     The Audit Committee has considered whether the provision of the services described above under the caption "All Other Fees" is compatible with maintaining Deloitte & Touche LLP's independence.

     In the event that ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for the Company is not obtained at the annual meeting, the Board of Directors will reconsider its appointment.

     The ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
          DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. The Company may also retain a proxy solicitation firm to assist in soliciting proxies. The costs of retaining such a firm would depend upon the amount and type of services rendered, but the Company does not expect the cost to exceed $10,000.

STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be considered at the 2003 annual meeting, it must be received in writing with appropriate documentation, as set forth in the Company's Amended and Restated By-Laws, at the principal executive offices of the Company not earlier than January 9, 2003 and not later than March 10, 2003. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission's rules governing the exercise of this authority.

     A stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement for the 2003 annual meeting of stockholders must be received at the principal executive offices of the Company no later than December 4, 2002. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement.

     Any such proposals should be mailed to: Brooktrout, Inc., 250 First Avenue, Needham, Massachusetts 02494, Attn: Clerk.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.

                                                                  SKU# BOK-PS-02

                        ATTACHMENT A - Form of Proxy Card

                                      PROXY

                                BROOKTROUT, INC.

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 9, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Eric R. Giler and Robert C. Leahy, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of common stock, $.01 par value per share, of Brooktrout, Inc., a Massachusetts corporation (the "Company"), held by the undersigned as of the close of business on March 15, 2002, at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters, 250 First Avenue, Needham, Massachusetts on Thursday, May 9, 2002, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNERS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE ITEM DESCRIBED IN PROPOSAL 2, AND AT THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND "FOR" PROPOSAL 2. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE


BROOKTROUT, INC.
c/o EquiServe
P.O. Box 43068
Providence, RI  02940

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3.   Enter your Voter Control Number located on your Proxy Card above your name.

4.   Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Go to the Website http://www.eproxyvote.com/brkt

3.   Enter your Voter Control Number located on your Proxy Card above your name.

4.   Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/brkt anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                   DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT WITH RESPECT THERETO AND THE COMPANY'S 2001 ANNUAL REPORT TO STOCKHOLDERS, AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

1. Proposal to elect the following Class I Directors:

   NOMINEES:   (01) David L. Chapman and (02) David W. Duehren.

       FOR ALL NOMINEES:                [ ]

       WITHHELD FROM ALL NOMINEES:      [ ]

       FOR, except vote withheld for the following nominee: ____________________

2. Proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

         [ ]       [ ]        [ ]
         For     Against    Abstain


                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

(Please sign name exactly as shown. Where there is more than one holder, each should sign the proxy. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.)

Signature:___________  Date:_________    Signature: __________  Date:___________